Exhibit 8.1

November 6, 2009

China Ceramics Co. Ltd. Craigmuir Chambers Road Town Tortola British Virgin Islands

Re:	Registration Statement of China Ceramics Co. Ltd.

Gentlemen:

We have acted as special United States counsel to China Ceramics Co. Ltd., a British Virgin Islands company (the “Company”), in connection with its Registration Statement on Form F-4 under the Securities Act of 1933, as amended (the “Securities Act”), filed on August 26, 2009 (Registration Number 333-161557), as amended through the date hereof (the “Registration Statement”).  Capitalized terms used but not defined herein have the meanings ascribed to them in the Registration Statement.

As special United States counsel to the Company, we have reviewed the Registration Statement and the Acquisition Agreement.  In rendering this opinion, we have assumed with your approval the genuineness of all signatures, the legal capacity of all natural persons, the legal authority of all entities (other than CHAC or the Company), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the completeness and accuracy of the documents reviewed by us.  We have also assumed with your approval and not verified the accuracy of the factual matters set forth in the above-referenced documents.  We have also assumed that the Redomestication will be consummated in accordance with the terms of the documents pertaining thereto without any waiver or breach of any material term or provision thereof, that each party shall act in accordance with its covenants and obligations under the Acquisition Agreement, and that the Redomestication will be effective under applicable law.

Based on the foregoing and subject to the assumptions, limitations and qualifications stated in the Registration Statement and herein, we hereby confirm and adopt as our opinion the statements of United States federal income tax law on the date hereof as set forth in the Registration Statement under the caption “Material United States Federal Income Tax Consequences.”

This opinion is based upon the existing provisions of the United States Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published revenue rulings and procedures from the United States Internal Revenue Service (“IRS”) and judicial decisions in effect on the date hereof.  Any such authority is subject to change, and any change may be retroactive in effect and may affect our opinion as set forth herein.  Our opinion is based on the facts and assumptions set forth in the Registration Statement, the Acquisition Agreement and this opinion.  If any of the facts or assumptions is not true, correct or complete, our opinion may not be applicable.  We undertake no responsibility to update this opinion or to advise you of any developments or changes as a result of a change in legal authority, fact, assumption or document, or any inaccuracy in any fact, representation or assumption, upon which this opinion is based, or otherwise.

China Ceramics Co., Ltd.

This opinion is issued in connection with the Registration Statement, and may not be relied on for any other purpose.

Our opinion is not binding on the IRS or a court.  The IRS may disagree with one or more of our conclusions, and a court may sustain the IRS’s position.

Except as expressly provided herein, we express no opinion with respect to any tax matter set forth in the Registration Statement.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm as special United States counsel to the Company under the captions “Summary,” “Risk Factors,” “Material United States Federal Income Tax Consequences” and “Legal Matters” in the Registration Statement, without implying or admitting that we are “experts” within the meaning of Section 7 of the Securities Act or the rules and regulations promulgated thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Loeb & Loeb LLP

Loeb & Loeb LLP